Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

Chijet Motor Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule		Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
	Primary Offering
Equity	Ordinary Shares	457	(o)		(1)		(2)		(1)
Other	Debt Securities	457	(o)		(1)		(2)		(1)
Other	Warrants	457	(o)		(1)		(2)		(1)
Other	Subscription Rights	457	(o)		(1)		(2)		(1)
Other	Units	457	(o)		(1)		(2)		(1)
Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457	(o)		(1)		(2)	$200,000,000.00	(1)	0.00014760	$29,520.00
Total Offering Amounts											$29,520.00
Total Fee Offsets											—
Net Fee Due											$29,520.00

(1)	There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $200,000,000. The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	The proposed maximum aggregate price per unit of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to Item 9.b Instructions 2.A.iii.b of Form F-3 under the Securities Act.